UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2021
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, the board of directors (the “Board”) of iRhythm Technologies, Inc. (the “Company”) appointed Douglas J. Devine as Chief Operating Officer of the Company. Mr. Devine will remain the Chief Financial Officer of the Company and has served in that capacity since June 2020. Mr. Devine was also our Interim Chief Executive Officer from June 2021 to the beginning of October 2021. From November 2017 until June 2020, Mr. Devine served as the Senior Vice President and Chief Financial Officer of GlobalFoundries, a global foundry for technology companies. From January 2014 to November 2017, Mr. Devine served as Chief Financial Officer and Sr. Vice President of UTAC Holdings Ltd., a semiconductor testing and assembly company. Mr. Devine was also Chief Financial Officer of Soraa Laser Diode, Inc., a lighting company, from January 2013 to December 2013 and Stion Corp., a solar company, from February 2011 to December 2013. Mr. Devine also served as Vice President of Finance of NVIDIA Corp., a computer gaming company, from September 2009 to March 2011 and as Senior Controller of Intel Corp. from April 1997 to September 2009. Mr. Devine received an M.B.A. in Finance and a Bachelor of Science in Engineering from the University of Michigan and is also a certified public accountant.

On December 1, 2021, the Board appointed David A. Vort as Chief Commercial Officer of the Company. Mr. Vort has served as the Company’s Executive Vice President of Sales since January 2014. From April 2012 to December 2013, he served as Vice President of US Sales at InTouch Technologies, Inc., a provider of telemedicine and remote presence solutions. From July 2007 to April 2012, Mr. Vort was at Intuitive Surgical, Inc., the manufacturer of the da Vinci Surgical Robotics system, where he served most recently as Area Vice President of Western Sales. From 2004 until 2007, Mr. Vort was the Revision Business Sales Director for Stryker Corporation. From 1999 until 2004, Mr. Vort held several positions domestically and in Europe for the Global Healthcare Exchange, LLC, where he was a founder. From 1992 until 1997, he held several positions with U.S. Surgical Corporation, prior to its sale to Covidien plc. Mr. Vort holds a B.S. in Political Science from the University of the Pacific.

On December 1, 2021, the Board appointed Patrick M. Murphy as General Counsel of the Company. Patrick M. Murphy served as Executive Vice President and Chief Legal Officer of DexCom, Inc. (“DexCom”) from January 2020 to November 2021. Previously Mr. Murphy served as DexCom’s Senior Vice President, General Counsel and Chief Compliance Officer from October 2018 to January 2020, and its Vice President, General Counsel and Chief Compliance Officer from December 2016 to October 2018. From January 2016 to December 2016, Mr. Murphy served as DexCom’s Vice President of Legal Affairs and from September 2011 to January 2016, as its Assistant General Counsel. Prior to joining Dexcom, Mr. Murphy was a partner at the law firm of Stradling Yocca Carlson & Rauth, where he specialized in corporate finance, mergers and acquisitions and general corporate matters. Mr. Murphy received a B.S. from the Truman State University, and a J.D. from the St. Louis University School of Law. Mr. Murphy is a member of the State Bar of California.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: December 1, 2021	By:	/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer